UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 23, 2005
(Date of earliest event reported)
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas	0-20774	75-2142963
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

1231 Greenway Drive, Suite 600
Irving, Texas		75038
(Address of principal executive		(Zip Code)
offices)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Executive Officer Compensation for Fiscal 2006
The Compensation Committee of the Board of Directors of ACE has established or approved the annual salaries of ACE’s current executive officers (as defined in the Securities and Exchange Commission’s rules), for ACE’s current fiscal year, ending June 30, 2006. These annual salaries are as follows:

•	Jay B. Shipowitz,
	President and Chief Executive Officer	$500,000
•	Barry M. Barron,
	Executive Vice President — Operations	$320,000
•	William S. McCalmont,
	Executive Vice President and Chief Financial Officer	$291,000
•	Walter E. Evans,
	Senior Vice President and General Counsel	$270,000
The annual salary for Mr. Shipowitz is a component of his compensation under his written employment agreement with ACE. The terms of that employment agreement include an annual review and, if deemed appropriate, increase of Mr. Shipowitz’s base salary by ACE’s Compensation Committee.
None of the executives officers is a party to a written employment agreement with ACE, and the employment of each of those other executive officers is “at-will,” which permits either that executive officer or ACE to terminate employment for any, or no, reason at any time. A summary of the key components of the current compensation arrangements of ACE with those other executive officers for fiscal 2006 is filed as Exhibit 10.1 to this Report.
Forward-looking Statements
This Report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.
Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors, could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in this Report and ACE’s other reports filed with the Securities and Exchange Commission, such as:
•	ACE’s relationships with Republic Bank & Trust Company, with Travelers Express Company, Inc. and its affiliates, with First Bank of Delaware, and with ACE’s lenders;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any impact on the loans offered by each of Republic Bank & Trust Company and First Bank of Delaware at ACE’s stores in Texas, Pennsylvania and Arkansas from the implementation of the revised Guidelines for Payday Lending announced on March 1, 2005 by the Federal Deposit Insurance Corporation, which revised Guidelines provide guidance to banks that engage in payday lending, and include a requirement that such banks develop procedures to ensure that a payday loan is not provided to any customer with payday loans outstanding from any lender for more than 3 months in the previous 12 months;

•	any litigation regarding ACE’s short-term consumer lending activities;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.
ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE’s Common Stock.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.
10.1	Summary of Fiscal 2006 Compensation Arrangements with Certain Executive Officers.
[Signature Page Follows]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.
Dated: August 29, 2005	By:	/s/ WALTER E. EVANS
Walter E. Evans
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Summary of Fiscal 2006 Compensation Arrangements with Certain Executive Officers.

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